Exhibit 5

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 22, 2013, is by and among YRC Worldwide Inc., a Delaware corporation with its principal executive offices currently located at 10990 Roe Avenue, Overland Park, Kansas 66211 (the “Company”), and each entity or account listed on Annex I hereto (each a “Buyer,” and solely for ease of reference, collectively, the “Buyers”). The Company and the Buyers are sometimes referred to herein collectively as the “Parties” and each of them, individually, as a “Party.”

W H E R E A S:

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Company desires to sell to each Buyer and each Buyer desires to purchase from the Company such number of shares (the “Shares”) of Common Stock (as defined below) set forth opposite such Buyer’s name on Annex I attached hereto upon the terms and subject to the conditions set forth in this Agreement. The “Shares” may include shares of Preferred Stock (as defined below) allocated to the Buyers pursuant to Section 1(a) below if necessary to comply with the Common Stock Cap.

C. The Company has created a new series of preferred stock of the Company titled Class A Convertible Preferred Stock with such designation and number of shares, and relative rights, powers, preferences, and limitations thereof as are set forth in the certificate of designations (the “Certificate of Designations”) in the form attached as Exhibit A hereto (the “Preferred Stock”), which Preferred Stock shall be convertible into the Company’s common stock, having a par value of $0.01 per share as of the date of this Agreement (the “Common Stock”), in accordance with the terms of this Agreement and Exhibit A hereto. All shares of Common Stock issuable pursuant to the conversion of the Preferred Stock are sometimes referred to herein collectively as the “Conversion Shares” and each, a “Conversion Share.” The Company created the Preferred Stock in order to sell Preferred Stock to certain Other Purchasers in lieu of selling additional shares of Common Stock to such Other Purchasers before receiving any required stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the amount of authorized shares of Common Stock or to remove the Common Stock Cap.

D. Contemporaneously with the execution and delivery of this Agreement and the Other Agreements (as defined below), the Parties hereto and the Other Purchasers (as defined below) will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E. Contemporaneously with the execution and delivery of this Agreement, the Company and other investors (the “Other Purchasers”) will execute and deliver stock purchase agreements (the “Other Agreements”) substantially similar to this Agreement. The aggregate amount of (i) the proceeds from the issuance of the Shares pursuant to this Agreement and the Other Agreements shall be not less than $250,000,000 and (ii) the principal amount of all Series B Notes accepted for exchange in the Series B Notes Exchange or converted pursuant to this Agreement or the Other Agreements shall not be less than $45,000,000.

F. Contemporaneously with the execution and delivery of this Agreement, the Company and certain Other Purchasers will execute and deliver exchange agreements (the “Exchange Agreements”) pursuant to which the Company will agree to exchange such Other Purchaser’s Series B Notes (as defined herein) for Common Stock.

G. This Agreement, the Registration Rights Agreement and each of the other agreements entered into by the Parties with the Parties in connection with the transactions contemplated by this Agreement, as each of them may be amended, modified or supplemented from time to time, are sometimes referred to herein collectively as the “Transaction Documents” and each, a “Transaction Document.”

NOW, THEREFORE, in consideration of the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES.

(a) Purchase and Sale of the Shares. Subject to the satisfaction (or waiver, as provided herein) of the conditions set forth in Sections 5 and 6 below, on the Closing Date (as defined below), the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company, the number of shares of Common Stock as is set forth opposite such Buyer’s name in Column (3) of Annex I, except to the extent such sale and issuance would violate the Common Stock Cap (as defined in the Certificate of Designations), in which case the number of shares of Common Stock allocated to such Buyer shall be reduced as necessary to comply with the Common Stock Cap and such Buyer shall be allocated a proportionate amount of Preferred Stock. Each Buyer shall deliver to the Company a certificate, dated as of the Closing Date, setting forth the number of shares of Common Stock beneficially owned by such Buyer as of the Closing Date to determine compliance with the Common Stock Cap.

(b) Purchase Price. The aggregate purchase price for Shares to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in Column (4) of Annex I. Each Buyer shall pay $15.00 per share of Common Stock and, if applicable, $60.00 per share of Preferred Stock to be purchased by such Buyer at the Closing.

(c) Closing Date. The Closing shall take place at the offices of Kirkland & Ellis LLP (“Company Counsel”), 601 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on the second (2nd) business day after each Buyer has confirmed that all of the conditions set forth in Section 6 (other than such conditions that are only capable of being satisfied on the Closing Date), and the Company has confirmed that all of the conditions set forth in Section 5 (other than such conditions that are only capable of being satisfied on the Closing Date), have been satisfied (or waived, as provided herein), or on such other date or at such other time and place as is mutually agreed to by the Company and each Buyer (the “Closing”). The time and date of the Closing is referred to herein as the “Closing Date.” As used herein, “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d) Form of Payment. On the Closing Date, upon satisfaction (or waiver, as provided herein) of the conditions set forth in Sections 5 and 6 below, each Buyer shall deliver to the Company the applicable Purchase Price by wire transfer pursuant to the written instructions provided by the Company to the Buyer at least three (3) business days prior to the Closing Date.

(e) Delivery of the Shares. Upon receipt of each Buyer’s Purchase Price, the Company shall deliver or cause to be delivered to such Buyer (or its custodian or prime broker, as directed) at the offices of the then-acting registrar and transfer agent of the Common Stock or, if there is no then-acting registrar and transfer agent of the Common Stock, at the address as specified by such Buyer, the number of Shares deliverable to such Buyer upon the Closing Date, registered in the name of such Buyer (or its designee, as directed). To the extent the Shares of Common Stock are settled through the facilities of The Depository Trust Company (the “DTC”), the Company will, upon the written instruction of each Buyer, use its commercially reasonable efforts to deliver the shares of Common Stock deliverable to such Buyer, through the facilities of DTC, to the account of the participant of DTC designated by such Buyer.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

Each Buyer, severally and not jointly, represents and warrants to the Company, solely with respect to and on behalf of itself, as of the date hereof and as of the Closing Date, knowing and intending the Company’s reliance hereon, that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act, and such Buyer does not have a present arrangement or agreement to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, such Buyer does not agree, or make any representation or warranty, to hold any of the Shares for any minimum period of time or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement filed pursuant to or an exemption under the Securities Act.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. Such Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Shares.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries (as defined below) and materials relating to the offer and sale of the Shares which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives, shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Shares involves a high degree of risk and that it is able to afford a complete loss of such investment. Such Buyer has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Buyer confirms that it has not relied on the advice of any other Buyer’s business and/or legal counsel in making such decision. Such Buyer understands that nothing in this Agreement or any other materials presented by or on behalf of the Company or its Subsidiaries to the Buyer in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel (if requested by the Company), in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except with respect to the obligations of the Company under the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that until such time as the resale of the Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, any stock certificates representing the Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (IF REQUESTED BY THE COMPANY) IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue to such holder by electronic delivery at the applicable balance account at DTC or, if the Company is unable to obtain DTC eligibility for such Shares, issue a certificate without such legend to the holder of the Shares upon which it is stamped, if: (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer, enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j) Residency. Such Buyer is a resident of the jurisdiction specified immediately below its address in Column (2) of the Schedule of Buyers.

(k) General Solicitation. Such Buyer is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(l) Series B Notes. Such Buyer is the legal and beneficial owner of the Company’s 10% Series A Convertible Senior Secured Notes due 2015 (the “Series A Notes”) and/or Series B Notes listed opposite its name on Annex III hereto under the heading “Series A Notes” and “Series B Notes”. Such Series B Notes constitute all of the Company’s Series B Notes beneficially owned by such Buyer to the knowledge of such Buyer’s investment manager. For purposes of this Agreement, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers, as of the date hereof and as of the Closing Date, knowing and intending the Buyers’ reliance hereon, that:

(a) Organization and Qualification. Each of the Company and its “Subsidiaries” (which, for purposes of this Agreement, shall mean any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest such that such entity is consolidated with the Company’s results of operations for accounting purposes) are corporations or other legal entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or formed, and have the requisite corporate or other organizational power and authorization to own their properties and to carry on their business as now being conducted, except to the extent that such Subsidiary’s failure to be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse change or effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement, the Certificate of Designations and the other Transaction Documents.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Certificate of Designations and the other Transaction Documents to which it is a party and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s board of directors (“Board”), and no further consent or authorization is required by the Company, its Board or its stockholders (other than, solely with respect to the conversion of the Preferred Stock into Common Stock, the stockholder approval contemplated by Section 4(g) for the issuance of the Conversion Shares). This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Issuance of Shares. The issuance of the Shares has been duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders of the Common Stock being entitled to all rights accorded to a holder of Common Stock and the holders of the Preferred Stock being entitled to all the rights accorded to a holder of Preferred Stock. Assuming the accuracy of the representations and warranties of the Buyers set forth in Section 2(a) through (g) hereof, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act. Upon the effectiveness of the Amendment, the Conversion Shares issuable upon conversion of the Preferred Stock, when issued upon conversion of the Preferred Stock in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders of the Conversion Shares being entitled to all rights accorded to a holder of Common Stock.

(d) No Conflicts. Except with respect to the Financing Facilities Consents (as defined below) (which are required solely for the consummation or performance of the transactions contemplated by this Agreement (and not, for the avoidance of doubt, required for the execution and delivery of this Agreement)), the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and, following the effectiveness of the Amendment, the reservation for issuance and issuance of the Conversion Shares upon conversion of the Preferred Stock) does not and will not (i) result in a violation of the Company’s Certificate of Incorporation (as defined below) or Bylaws (as defined below), (ii) result in a violation of any certificate of incorporation, certificate of formation, certificate of designation, bylaw or other constituent document of any of the Company’s Subsidiaries, (iii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Stock Market (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (iii) and (iv) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The “Financing Facilities Consents” shall mean any consents required under (i) the Amended and Restated Credit Agreement, dated as of July 22, 2011, among the Company and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”) and/or (ii) the Credit Agreement, dated as of July 22, 2011, among YRCW Receivables LLC, as borrower, the Company, as servicer, and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement” and together with the Senior Credit Agreement, the “Financing Facilities”). As of the Closing Date, the performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and, following the effectiveness of the Amendment, the reservation for issuance and issuance of the Conversion Shares upon conversion of the Preferred Stock) will not conflict with, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under the Financing Facilities.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the Certificate of Designations or the other Transaction Documents, in each case in accordance with the terms hereof or thereof, other than (i) filings required by applicable state securities laws, (ii) the filing with the SEC of one or more Registration Statements and the issuance of effectiveness orders with respect thereto in accordance with the requirements of the Registration Rights Agreement, (iii) the filing of any requisite notices and/or application(s) to the Principal Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (iv) those that have been made or obtained prior to the date of this Agreement, (vi) filings required under the Securities Act or Exchange Act and (vii) those Financing Facilities Consents that are required solely for the consummation or performance of the transactions contemplated by this Agreement (and not, for the avoidance of doubt, required for the execution and delivery of this Agreement). All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected or will be obtained or effected on or prior to, and will be in full force and effect on, the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence. The issuance by the Company of the Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market. As of the Closing Date, the Companies shall have obtained all Financing Facilities Consents necessary or required for the performance of this Agreement and the other Transaction

Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares and, following the effectiveness of the Amendment, the reservation for issuance and issuance of the Conversion Shares upon conversion of the Preferred Stock).

(f) No General Solicitation; Fees of Placement Agents and Financial Advisors. Neither the Company, nor any of its Subsidiaries or controlled Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. Except for MAEVA Group, LLC and Credit Suisse Securities (USA) LLC (together, the “Financial Advisors”), the Company has not engaged any placement agent or financial advisor in connection with the sale of the Shares. No person other than the Financial Advisors is or will be entitled to a broker’s, finder’s, investment banker’s, financial advisor’s or similar fee from the Company, or any of its Subsidiaries or controlled Affiliates in connection with this Agreement or any of the transactions contemplated hereby. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim (other than for persons engaged by any Buyer). “Affiliate” shall mean, with respect to a person, any other person that, directly or indirectly, Controls, is Controlled by or is under common Control with such person. The term “Affiliated” has the meaning correlative to the foregoing. “Control,” “Controlled,” or “under common Control with” with respect to any person, means having the ability to direct the management and affairs of such person, whether through the ownership of voting securities or otherwise, and such ability shall be deemed to exist when a person holds a majority of the outstanding voting securities of such person. Notwithstanding any of the foregoing, and for the avoidance of doubt, MAEVA Group, LLC is not acting as a placement agent, investment banker or any other type of broker-dealer and its compensation being paid by the Company is not and does not constitute a placement agent fee, brokerage fee or any other form of transaction-based compensation.

(g) No Integrated Offering. None of the Company, its Subsidiaries, any of their controlled Affiliates, and any person acting on their behalf has, directly or indirectly, made, or will contemporaneously make, any offers or sales of any security or solicited or will contemporaneously solicit any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior or contemporaneous offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their controlled Affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would (i) require registration of any of the Shares under the Securities Act, (ii) cause the offering of the Shares to be integrated with other offerings in violation of the Securities Act or (iii) cause the sale and issuance of the Shares and the issuance of the Conversion Shares upon conversion of the Preferred Stock to be subject to any stockholder approval requirement (other than the stockholder approval contemplated by Section 4(g) for the issuance of the Conversion Shares), including, without limitation, under the rules and regulations of the Principal Market.

(h) Application of Takeover Protections; Rights Agreement. The Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, “poison pill” (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Conversion Shares upon conversion of the Preferred Stock and any Buyer’s ownership of the Shares. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(i) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, as amended and supplemented to the date hereof, are hereinafter collectively referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of any SEC Documents that are not available on or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(j) Absence of Certain Changes. Except as disclosed or described in the SEC Documents filed prior to the date of this Agreement (the “Filed SEC Documents”), since December 31, 2012, there has been no material adverse change in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole. The Company has not taken any steps with any governmental agency or authority or any other regulatory or self-regulatory agency or authority to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reasonable basis to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Neither the Company nor any of its “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (the “Significant Subsidiaries”) (individually and on a consolidated basis) (x) is Insolvent as of the date hereof or (y) after giving effect to the transactions contemplated hereby to occur at the Closing, will be Insolvent (as hereinafter defined). For purposes of this Section 3(j), “Insolvent” means, with respect to any person (i) such person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due (whether at maturity or otherwise) in the ordinary course, (ii) such person intends to incur or believes that it will incur debts that would be beyond its ability to pay such debts as they become due (whether at maturity or otherwise) in the ordinary course, (iii) such person has unreasonably small capital with which to conduct the business in which it is engaged, as such business is now conducted, (iv) the sum of such person’s debts (including contingent liabilities) exceeds the present fair saleable value of such person’s presents assets, on a pro-forma basis assuming the consummation of the transactions contemplated hereby, or (v) such person is “insolvent” within the meaning given that term and similar terms under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. and applicable laws relating to fraudulent transfers and conveyances. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability and the Company shall be entitled to make a reasonable assumption that its existing pension plan deferrals and employee wage concessions (each as disclosed in the Filed SEC Documents) will continue for the foreseeable future.

(k) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transactions contemplated hereby and the exchange of Common Stock for a portion of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) concurrently herewith (the “Series B Notes Exchange”), no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(l) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Significant Subsidiaries is in violation of its certificate of incorporation, bylaws or other constituent documents. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for violations which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the Filed SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts that could reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii)

trading in the Common Stock has not been suspended by the SEC or the Principal Market (other than as requested by the Company in connection with the dissemination of material information), and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that could otherwise reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Foreign Corrupt Practices. During the past five (5) years, neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has, in the course of its, his or her actions for or on behalf of the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(n) Sarbanes-Oxley Act. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(o) Transactions With Affiliates. Except as set forth in the Filed SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than (i) for ordinary course services as employees, officers or directors and (ii) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company than could be obtained on an arm’s-length basis from unrelated third parties), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(p) Equity Capitalization. As of December 19, 2013, the authorized capital stock of the Company consists of (i) 33,333,333 shares of Common Stock, of which, as of the date hereof, 10,922,968 shares are issued and outstanding, 965,030 shares are reserved for issuance pursuant to the Company’s employee equity incentive compensation plans and 9,891,290 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of preferred stock, par value $1.00 per share, of which, as of the date hereof, one share is issued and outstanding and designated as Series A Voting Preferred Stock (the “Series A Preferred Stock”). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed or described in the Filed SEC Documents (other than with respect to subclause (G) below): (A) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries (except for agreements entered into on or after the date hereof (i) to sell Common Stock and Preferred Stock and/or (ii) to issue Common Stock in exchange for Series B Notes) or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (C) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness in an amount in excess of $5,000,000 (excluding intercompany Indebtedness) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (D) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, naming the Company or any of its Subsidiaries (other than liens securing or permitted by the Financing Facilities); (E) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (F) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem or repurchase a security of the Company or any of its Subsidiaries; (G) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, the Conversion Shares or the other transactions contemplated by the Transaction Documents; (H) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (I) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed or described in the SEC Documents but not so disclosed or described in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any Subsidiary’s respective businesses or which, individually or in the aggregate, do not or would not be reasonably likely to have a Material Adverse Effect. The Company confirms that it has filed with the SEC true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

(q) Indebtedness and Other Contracts. Except as disclosed or described in the Filed SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness in an amount in excess of $5,000,000 (excluding intercompany Indebtedness), (ii)

is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which has or would reasonably be expected to have or is expected to have a Material Adverse Effect. Without limiting the foregoing, the Company represents and warrants that (A) it is in compliance in all material respects with all provisions of the Financing Facilities and any other material financing documents, (B) it is not in violation of or, in default under, the Financing Facilities or any other material financing document and, (C) based upon all information currently available to it, the Company has no reason to believe that it will be in violation of, or be in default under, the Financing Facilities or any other material financing document as of the Closing Date (assuming effectiveness of the Financing Facilities Consent), whether as a result of the transactions contemplated by the Transaction Documents or otherwise. For purposes of this Agreement, (x) “Indebtedness” of any person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any Indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent of the person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. The issuance of the Shares pursuant to this Agreement and the Other Agreements, the issuance of shares of Common Stock pursuant to the Series B Notes Exchange, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not result in any anti-dilution or similar adjustment pursuant to the terms of the Series A Notes, the Series B Notes, the 6% Notes or any other security convertible or exercisable into shares of Common Stock.

(r) Absence of Litigation. Except as set forth in the Filed SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Preferred Stock or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged in the same or similar locations, provided that each of the Company and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or each such Subsidiary, as applicable, operates. Except as disclosed or described in the Filed SEC Documents, neither the Company nor any Subsidiary has been refused any insurance coverage which it sought or for which it applied during the last two (2) years. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect; provided, however, that each of the Company and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or each such Subsidiary, as applicable, operates.

(t) Employee Relations. The Company has filed with the SEC all of the collective bargaining agreements to which the Company or any of its Subsidiaries is a party that are material to the Company and its Subsidiaries, taken as a whole. The Filed SEC Documents summarize in all material respects the proportion of the employees of the Company and its Subsidiaries that are represented by a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company, to the knowledge of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability except for any of the foregoing matters that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect.

(u) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property, in each case that are owned by them, free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or are otherwise set forth or described in the Filed SEC Documents. Any real property and facilities that are material to the Company and its Subsidiaries, taken as a whole, held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(v) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property Rights”) necessary to conduct their respective businesses as currently conducted, except where the failure thereof would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others which would reasonably be expected to result in a Material Adverse Effect. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights which has a reasonable likelihood of adverse determination and such determination would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which could reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except as determined in their commercially reasonable business judgment.

(w) Environmental Laws. Except as disclosed or described in the Filed SEC Documents, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or health and safety matters or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes regulated pursuant to Environmental Laws (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal, foreign and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject which are now due and for which filing extensions have not been obtained, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as disclosed in the Filed SEC Documents, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company shall use reasonable efforts to promptly assist Buyer in determining before Closing whether the Company is a United States Real Estate Property Holding Company under section 897(c) of the Internal Revenue Code.

(y) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act). The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the two (2) years prior to the date hereof, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(z) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity outside the ordinary course of business that is required to be disclosed by the Company in its Exchange Act filings and has not been so disclosed.

(aa) Form S-3 Eligibility. The Company is eligible to register the Shares and the Conversion Shares for resale by the Buyers using a registration statement on Form S-3 promulgated under the Securities Act. The Company will, prior to filing with the SEC, provide the Buyers with a draft of the registration statement on Form S-3, which will be ready for filing with the SEC and comply in all material respects with the SEC’s rules and regulations.

(bb) Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) except as set forth in the SEC Documents, sold, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(cc) Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(dd) Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by this Agreements and the other Transaction Documents will not be, an “investment company,” as defined in, or subject to, the Investment Company Act of 1940, as amended.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or controlled Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or controlled Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or controlled Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve.

(ff) No Additional Agreements. Other than confidentiality agreements entered into with each Buyer prior to the date of this Agreement (which shall remain in full force and effect except as expressly set forth therein), the Other Agreements, the Exchange Agreements and the Registration Rights Agreement, the Company does not have (A) any agreement, arrangement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents, other than as specified in the Transaction Documents or (B) any other material agreement with respect to the Series A Notes, Series B Notes or 6% Notes or any additional financing or liability management transactions with respect to the Company or any Subsidiary, except as disclosed in the Filed SEC Documents.

(gg) Disclosure. All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(hh) Company Bad Actor Event. The offer and issuance of the Shares is not unavailable for an exemption under Rule 506 of Regulation D by the occurrence or issuance of any conviction, order, judgment, decree, suspension, injunction, expulsion or bar described in Rule 506(d) of Regulation D, except to the extent the subject of such conviction, order, judgment, decree, suspension, injunction, expulsion or bar is any Financial Advisor, any general partner or managing member of any Financial Advisor, or any director, executive officer or other officer of any Financial Advisor (each, a “Company Bad Actor Event”).

(ii) Financial Advisor Bad Actor Event. Each Financial Advisor has represented to and agreed with, the Company that (A) there has not occurred or been issued any conviction, order, judgment, decree, suspension, injunction, expulsion or bar described in Rule 506(d) of Regulation D that would make the offer and issuance of the Shares unavailable for an exemption under Rule 506 of Regulation D to the extent the subject of such conviction, order, judgment, decree, suspension, injunction, expulsion or bar is such Financial Advisor, any general partner or managing member of such Financial Advisor, or any director, executive officer or other officer of such Financial Advisor (each, a “Financial Advisor Bad Actor Event”), (B) such Financial Advisor will notify the Company promptly of the occurrence or issuance of any Financial Advisor Bad Actor Event of which such Financial Advisor hereafter becomes aware, and (C) set forth on Annex II is a description of each matter that would have been a Financial Advisor Bad Actor Event had it not occurred before September 23, 2013 (the “Financial Advisor Prior Bad Actor Events”).

(jj) Bad Actor Disclosure. In accordance with Rule 506(e) of Regulation D, the Company has furnished to each Buyer, a reasonable time before the date hereof, a description of (1) each matter that would have been a Company Bad Actor Event had it not occurred before September 23, 2013 and (2) the Financial Advisor Prior Bad Actor Events.

(kk) Shares to be Issued. If the Closing Date were to be as of the date hereof, the aggregate number of shares of Common Stock and Preferred Stock to be issued by the Company pursuant to this Agreement and the Other Agreements would be 14,333,333 shares and 583,333 shares, respectively, subject to adjustment as contemplated in Section 1(a). The aggregate number of shares of Common Stock to be issued by the Company upon conversion or exchange of Series B Notes by the Buyer or Other Purchasers is 3,319,796 shares.

(ll) Extension Agreement. A correct and complete copy of the Extension Agreement (as defined herein) has been provided to the Buyers and, as of the Closing Date, such Extension Agreement has not been amended in any manner affecting any of the conditions to the effectiveness thereof.

4.	COVENANTS.

(a) Reasonable Best Efforts. Each Party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6, as applicable, of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Shares as required under Regulation D and shall provide a copy thereof to each Buyer promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the earlier of (i) the date on which the Buyers no longer own any Registrable Securities (as such term is defined in the Registration Rights Agreement) and (ii) the date on which the Buyers may sell all of the Shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c) (or any successor thereto) promulgated under the Securities Act, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would no longer require such status or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Shares for resale by the Buyers on Form S-3. The failure to file a report in a timely manner shall not be deemed to be a breach of this Section 4(c) so long as the Buyers are able to sell their Shares without restriction or interruption under an effective registration statement filed with the SEC by the Company.

(d) Registration Statement for Registrable Securities. The Company shall file the Registration Statement covering the registration of the resale of the Registrable Securities (as each such term is defined in the Registration Rights Agreement) with the SEC within three (3) business day after the Closing Date.

(e) Additional Registration Statements. Except as may be permitted under the Registration Rights Agreement, the Company will not file a registration statement under the Securities Act relating to securities other than the Shares, except for a registration statement on Form S-8, at any time through and including the Closing Date.

(f) Buyer Standstill. Each Buyer hereby agrees that at any time such Buyer beneficially owns (as defined in Section 13d-3 under the Exchange Act) any Shares, until the earliest of (a) termination of this Agreement, (b) the date that is six (6) months after the Closing Date and (c) the date of the public announcement of any Change of Control, such Buyer, its Subsidiaries and its commonly controlled or managed investment funds will not, without the prior written consent of the Company, directly or indirectly, acting alone or with others: (i) acquire Common Stock or securities convertible or exchangeable into Common Stock such that such Buyer would be deemed to be the beneficial owner of 30% or more of the Company’s voting securities on a fully-diluted basis; (ii) solicit proxies for any Company shareholders meeting; (iii) make a tender or exchange offer for Common Stock; (iv) propose any merger, consolidation or other business combination with the Company or a purchase of all or substantially all of the Company’s assets; or (v) other than with its Affiliates, form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any of the activities set forth in this Section 4(f). For purposes of this Section 4(f), “Change of Control” means the occurrence of one or more of the following events: (w) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any person (including any ‘‘person’’ (as that term is used in Section 13(d)(3) of the Exchange Act)), (x) the adoption of a plan relating to the liquidation or dissolution of the Company, (y) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person (including any ‘‘person’’ (as defined above)) becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s voting securities measured by voting power rather than number of shares or (z) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this Section 4(f), “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the Closing Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

(g) Stockholder Approval and Conversion of Preferred Stock. The Company, acting through the Board, shall, in accordance with applicable law, the Principal Market rules and the Certificate of Incorporation and Bylaws, duly call, give notice of, convene and hold an annual or special meeting of its stockholders as promptly as practicable following execution of this Agreement (including any adjournment, recess, reconvening or postponement thereof, the “Stockholders’ Meeting”) for the purpose of obtaining stockholder approval of an amendment to the Company’s Certificate of Incorporation (the “Amendment”) to increase the amount of authorized shares of Common Stock to a number of shares sufficient for effecting the conversion of the Preferred Stock into shares of Common Stock pursuant to Exhibit A and, if necessary, to remove any restrictions on the conversion of the Preferred Stock (the “Removal”) set forth in Exhibit A (the “Stockholders’ Approval”). If the Stockholders’ Approval with respect to either the Amendment or the Removal is not obtained at the Stockholders’ Meeting, then the Company will continue to seek approval of the Amendment and/or the Removal at subsequent stockholders meetings, to be held no later than every six (6) months from the date of the prior stockholders meeting, until the date on which stockholder approval of both the Amendment and the Removal has been obtained. Immediately upon the effectiveness of the Amendment, each share of Preferred Stock, except for shares subject to the Common Stock Cap, shall automatically be converted into a number of fully paid and non-assessable shares of Common Stock as calculated pursuant to Exhibit A hereto. The number of shares of Common Stock and Preferred Stock issued to the Buyers and the Other Purchasers pursuant to this Agreement, the Other Agreements and the Exchange Agreements will, in the aggregate, be sufficient to approve the Amendment under the laws of the State of Delaware. Each Buyer that receives an allocation of Preferred Stock pursuant to Section 1(a) of this Agreement in order to comply with the Common Stock Cap covenants and agrees that it will not vote its Shares in favor of the Removal.

(h) Irrevocable Proxy. Each Buyer hereby appoints the Company as its true and lawful proxy and attorney–in–fact, with full power of substitution, to vote all such Buyer’s shares of Common Stock (including, if applicable, shares issuable pursuant to the Exchange

Agreements) in favor of the Amendment. The proxy holder may exercise the irrevocable proxy granted to it hereunder at any time. The proxies and powers granted by each Buyer pursuant to this Section 4(h) are coupled with an interest and are given to secure the performance of such Buyer’s obligations to the Company under this Agreement. Such proxies and powers shall be irrevocable for so long as the Amendment has not been approved and shall survive the bankruptcy or dissolution of each such Buyer and the subsequent holders of its shares of Common Stock. No Buyer shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

(i) Most Favored Nation Treatment. The Company covenants and agrees that (i) Other Purchasers will not purchase shares of Common Stock or Preferred Stock pursuant to the Other Agreements or any other agreement (including any side agreements) at a purchase price lower than the respective purchase price paid for the Common Stock and Preferred Stock pursuant to this Agreement and (ii) no Other Agreements will contain any other material term that is more favorable to any Other Purchaser than those contained (or not contained) in this Agreement other than such terms applicable to such Other Purchaser as are necessary or advisable in light of regulations applicable to such Other Purchaser that are not applicable to the Buyer.

(j) Certificate of Designations. The Company covenants and agrees that, on or prior to the Closing Date, it will file the Certificate of Designations with the Secretary of State of Delaware and use reasonable best efforts to cause such Certificate of Designations to be in full force and effect on the Closing Date.

(k) Exchange Listing. Following effectiveness of the Amendment, the Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue any Conversion Shares upon conversion of the Preferred Stock. The Company will use its reasonable best efforts to cause the Shares and the Conversion Shares to be designated for quotation or listed on the Principal Market.

(l) Repurchase of Series A Notes; Conversion Limitation. Subject to receipt of the Financing Facilities Consents, the Company shall repurchase from each Buyer or any of its controlled Affiliates and each Buyer or any of its controlled Affiliates shall sell to the Company immediately following the Closing on the Closing Date all of the Series A Notes as listed on Annex III and any additional Series A Notes acquired by the Buyer or any of its controlled Affiliates after the date of this Agreement and prior to the close of business on the business day immediately preceding the Closing Date at a cash purchase price equal to 100% of the aggregate principal amount of such Series A Notes plus all accrued and unpaid interest thereof up to, but not including the dates such Series A Notes are repurchased. Buyer irrevocably agrees not to convert, and shall not permit any of its controlled Affiliates to convert, any of the Series A Notes as listed on Annex III hereto into shares of Common Stock in accordance with Section 10.01 of the indenture governing the Series A Notes and shall not otherwise sell, assign or otherwise transfer any of its Series A Notes. This Section 4(l) shall survive termination of this Agreement except that the immediately preceding sentence shall not survive any such termination in respect of sales, assignments and transfers to any person that is not an Affiliate of such Buyer or fund or account managed or advised by such Buyer or an Affiliate of such Buyer.

(m) Conversion of Series B Notes and Agreement to Consent; Restriction on Amendment of Series B Notes. Each Buyer that holds Series B Notes covenants and agrees (i) to concurrently with Closing convert (the “Conversion”) all of the Series B Notes that it owns pursuant to and in accordance with the terms of the indenture governing the Series B Notes (the “Series B Indenture”) or exchange all of the Series B Notes that it owns pursuant to the Series B Notes Exchange; (ii) within eight (8) business days of the execution and delivery of this Agreement, to deliver to the Company its irrevocable consent in the form attached hereto as Annex IV (the “Consent”) to certain amendments to the Series B Indenture as set forth in the form of Supplemental Indenture attached hereto as Annex V (the “Supplemental Indenture”), which Supplemental Indenture shall become effective immediately following the Conversion, along with a noteholder’s demand letter addressed to DTC with respect to such Consent; and (iii) promptly after the execution and delivery of this Agreement, will obtain the validation of such Holder’s DTC participant with respect to its Consent and the signature of DTC with respect to such Consent (together, the “Required Validations”) and deliver the Required Validations to the Company and the trustee under the Series B Indenture. The Company shall not deliver notice to the trustee under the Series B Indenture that the Transactions (as such term is defined in the Supplemental Indenture) have closed until (i) the Closing has occurred and (ii) the transactions contemplated by the Exchange Agreements have closed. The Company shall not amend the terms of the Series B Notes for so long as the Buyer or any of its Affiliates hold any Series B Notes.

(n) [Reserved]

(o) 6% Notes. The Company shall, concurrently with the closing of the transactions contemplated hereby, either (i) irrevocably deposit with the trustee under the indenture related to the Company’s 6% Convertible Senior Notes due 2014 (the “6% Notes”) an amount of cash sufficient to repay all such 6% Notes at maturity (including accrued interest and all other amounts due and payable under the indenture relating to the 6% Notes), and provide irrevocable instructions to such trustee to repay all such 6% Notes at maturity, or (ii) irrevocably deposit into an escrow account an amount of cash sufficient to repay all such 6% Notes at maturity (including accrued interest and all other amounts due and payable under the indenture relating to the 6% Notes), which escrow account shall be governed by an escrow agreement providing that such funds may be used for no purpose other than to repay all such 6% Notes at maturity (with any amounts remaining in such escrow account after all such 6% Notes have been repaid in full reverting to the Company).

(p) HSR. If, at any time on or prior to January 7, 2014, any Buyer notifies the Company that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) is required (as such Buyer shall determine in its sole discretion) in order to consummate the transactions contemplated by this Agreement, the Company and Buyer will use their reasonable best efforts to amend this Agreement to allocate a portion of the Shares to be purchased by Buyers hereunder (such allocation to be determined by Buyer in its sole discretion) to a new series of preferred stock of the Company (the “Series B Preferred Stock”) such that the consummation of the transactions contemplated by this Agreement does not require a filing by any Buyer under the HSR Act. The Series B Preferred Stock will be identical in all respects to the Preferred Stock, except that (i) the Series B Preferred Stock will not be entitled to vote together with the Common Stock for any purpose, and (ii) will be convertible into Series A Preferred Stock once all required filings and all applicable waiting periods under the HSR Act with respect to the Buyer shall have been made or shall have expired or been terminated as applicable. The terms of the Series B Preferred Stock shall be satisfactory to Buyer in its reasonable discretion (and the provisions of this Agreement that reference the Preferred Stock shall be deemed also to reference the Series B Preferred Stock, mutatis mutandis). Following the Closing, the parties hereto shall cooperate with each other and, subject to the terms and conditions of this Agreement, use their respective reasonable best efforts to promptly prepare and file all necessary documentation and any notification required by the HSR Act that are reasonably deemed necessary or advisable permit the conversion of the Series B Preferred Stock to Common Stock pursuant to the terms of the Series B Certificate of Designation.

(q) Conversion Shares. Upon effectiveness of the Amendment, the Company shall (1) promptly cause the Conversion Shares issuable upon conversion of the Preferred Stock to be duly authorized and (2) reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations to issue any Conversion Shares upon conversion of the Preferred Stock.

(r) Series A Notes. The Company shall redeem, retire or otherwise repurchase all Series A Notes that remain outstanding after the Closing Date not later than six months and one day following the Closing Date and shall effect a discharge of its obligations under Section 8.01 of the Series A Indenture within 30 days following the Closing Date.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL THE SHARES.

The obligation of the Company hereunder to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Company and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof, and provided, further, that the failure of a condition to be met as a result of the Company’s failure to satisfy its covenants in Section 4 hereof shall be deemed to be a waiver of such condition by such the Company:

(a) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(c) All required governmental, regulatory (including, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and third party consents and approvals (including, without limitation, the Financing Facilities Consents), if any, necessary for the consummation of the Closing and all of the transactions contemplated by the Transaction Documents, including, without limitation, the sale of the Shares shall have been obtained.

(d) There shall not have been instituted or pending any action, proceeding or investigation (whether formal or informal), and there shall not have been any material adverse development to any action or proceeding currently instituted or pending, before or by any court, governmental, regulatory or administrative agency or instrumentality in connection with the transactions contemplated by the Transaction Documents that (a) is, or is reasonably likely to be, materially adverse to the Company’s business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would prohibit, prevent or restrict consummation of the transactions contemplated by the Transaction Documents or (c) would materially impair the contemplated benefits to the Company or the Buyer of the transactions contemplated by the Transaction Documents.

(e) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that either (a) would prohibit, prevent or restrict consummation of the transactions contemplated by the Transaction Documents or (b) is, or is reasonably likely to be, materially adverse to the Company’s business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects.

6.	CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE THE SHARES AT THE CLOSING.

The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof, and provided, further, that the failure of a condition to be met as a result of Buyer’s failure to satisfy its covenants in Section 4 hereof shall be deemed to be a waiver of such condition by such Buyer:

(a) The Company shall have duly executed and delivered to such Buyer each of the Transaction Documents to which it is a party.

(b) (i) the condition set forth in paragraph (a) of Section 9 of the Extension of the Agreement for the Restructuring of the YRC Worldwide Inc. Operating Companies, as presented to the Teamsters National Freight Industry Negotiating Committee of the International Brotherhood of Teamsters (the “TNFINC”) on December 6, 2013, by and among YRC Inc., USF Holland, Inc., New Penn Motor Express, Inc. and USF Reddaway and the TNFINC (the “Extension Agreement”) (relating to the requirement to obtain the affirmative vote of 50% plus one of the bargaining unit employees in favor of the adoption of the Extension Agreement) shall have been satisfied, (ii) the TNFINC shall have notified the Company in writing that it is satisfied with the final terms and conditions of the provisions of the transactions contemplated in paragraphs (b) and (c) of Section 9 of the Extension Agreement and the efforts with respect to paragraph (c) of Section 9 of the Extension Agreement and (iii) there is not in effect any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction by any court or governmental, regulatory or administrative agency or instrumentality preventing or seeking to prevent the effectiveness of the Extension Agreement.

(c) The Amended and Restated Contribution Deferral Agreement, effective as of July 22, 2011, shall have been amended and extended with respect to at least 90% of the Obligations (as defined therein) to December 31, 2019.

(d) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware, within five (5) days of the Closing Date.

(e) The Company shall have delivered to such Buyer a certificate, substantially in the form attached hereto as Exhibit C, executed by the Secretary of the Company and dated as of the Closing Date, (i) certifying as to (a) resolutions of the Board approving this Agreement, the Certificate of Designations, the other Transaction Documents and the transactions contemplated hereby and thereby, (b) the Certificate of Incorporation and the Bylaws (in the case of the certificate of incorporation, certified by the Secretary of State of the State Delaware within five (5) days prior to the Closing Date) and any other governing documents of the Company, as amended, and (c) a certificate evidencing the good standing of the Company and each of its Significant Subsidiaries (as such term is defined in Regulation S-X) in the state of incorporation or organization of each such entity, issued by the Secretary of State (or comparable office) of such state of incorporation or organization as of a date within five (5) days of the Closing Date; and (ii) setting forth an incumbency certificate with respect to all officers of the Company executing this Agreement, the Certificate of Designations, the other Transaction Documents and/or any instrument or document contemplated hereby or thereby.

(f) The representations and warranties of the Company shall be true and correct in all material respects (except for any representations or warranties already qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, substantially in the form attached hereto as Exhibit D, executed by the Chief Executive Officer or Chief Financial Officer of the Company and dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

(g) The Company shall have delivered to such Buyer a reasonably detailed computation of all of the Shares to be issued and outstanding immediately following the Closing, including reasonable factual support for such computation.

(h) All required governmental, regulatory (including, if applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and third party consents and approvals (including, without limitation, the Financing Facilities Consents), if any, necessary for the consummation of the Closing and all of the transactions contemplated by the Transaction Documents, including, without limitation, the sale of the Shares and the performance of the Company’s repurchase obligations under Section 4(l) shall have been obtained.

(i) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(j) The Series B Notes Exchange shall have been consummated, provided, however, that the condition in this Section 6(j) only applies to a Buyer that participates in the Series B Notes Exchange.

(k) The offer and sale of the Shares by the Company is exempt from registration under the Securities Act assuming the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth in Section 2(a) through (g) hereof and the corresponding representations, warranties, agreements, acknowledgments and understandings made by the Other Purchasers in the Other Agreements.

(l) Such Buyer shall have received the opinion of Kirkland & Ellis LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(m) If any Buyer shall have notified the Company pursuant to Section 4(p) of this Agreement that a filing under the HSR Act is required in order to consummate the transactions contemplated hereby, the Company shall have complied with Section 4(p) in all respects and, on or prior to the Closing Date, the Company shall have filed the Certificate of Designations relating to the Series B Preferred Stock with the Secretary of State of the State of Delaware and such Certificate of Designation shall be in full force and effect on the Closing Date.

(n) There shall not have been instituted or be pending any action, proceeding or investigation (whether formal or informal), and there shall not have been any material adverse development to any action or proceeding currently instituted or pending, before or by any court, governmental, regulatory or administrative agency or instrumentality in connection with the transactions contemplated by the Transaction Documents that (a) is, or is reasonably likely to be, materially adverse to the Company’s business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would prohibit, prevent or restrict consummation of the transactions contemplated by the Transaction Documents or (c) would materially impair the contemplated benefits to the Company or the Buyer of the transactions contemplated by the Transaction Documents.

(o) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that either (a) would prohibit, prevent or restrict consummation of the transactions contemplated by the Transaction Documents or (b) is, or is reasonably likely to be, materially adverse to the Company’s business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects.

(p) The aggregate amount of (i) the proceeds from the issuance of the Shares pursuant to this Agreement and the Other Agreements shall be not less than $250,000,000 and (ii) the principal amount of all Series B Notes accepted for exchange in the Series B Notes Exchange or converted pursuant to this Agreement or the Other Agreements shall not be less than $45,000,000.

(q) Each Other Purchaser that holds Series B Notes shall have agreed to concurrently with or prior to Closing convert all of its Series B Notes pursuant to and in accordance with the terms of the Series B Indenture or exchange all of its Series B Notes pursuant to the Series B Notes Exchange.

(r) On or prior to the Closing Date, the Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware and such Certificate of Designation shall be in full force and effect, enforceable against the Company in accordance with its terms and has not been amended as of the Closing Date.

7.	TERMINATION.

(a) Each Buyer may (but shall not be required to) terminate this Agreement in the event that the Closing shall not have occurred on or before the earliest of (i) the date that is five (5) business days after the conditions to Closing set forth in Sections 5 and 6 above have been satisfied (or any unsatisfied conditions set forth in such Sections have been waived, as provided herein), (ii) February 13, 2014 and (iii) an Event of Default (as defined in the Credit Agreement) pursuant to clause (t) of Article 7 of the Senior Credit Agreement has occurred and is continuing (after giving effect to all amendments, waivers, consents, supplements, modifications, grace and cure periods thereunder).

(b) Each Buyer may (but shall not be required to) terminate this Agreement upon the occurrence of a Bankruptcy Event (as hereinafter defined). A “Bankruptcy Event” shall mean: (i) commencement of an involuntary case or other proceeding against the Company or any of its Subsidiaries (each, a “Bankruptcy Party”) that seeks liquidation, reorganization, winding-up or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect (“Bankruptcy Laws”) or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property; (ii) commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization, winding-up or other relief with respect to itself or its debts or other liabilities under any Bankruptcy Laws or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or a Bankruptcy Party’s consent to, or failure to controvert in a timely manner, any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing; or (iii) any Bankruptcy Party enters into negotiations with one or more of its creditors (or any representative thereof) with respect to a “prepackaged” or “prearranged” bankruptcy or similar plan.

(c) Each Buyer may (but shall not be required to) terminate this Agreement if (i) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of the Company shall have become untrue, in either case such that one or more conditions set forth in Section 6 would not (taking all such breaches into account) be satisfied, and (ii) such breach is not curable, or, if curable, is not cured within five (5) business days after written notice of such breach is given to the Company by any of the Buyers.

(d) In the event of the termination of this Agreement pursuant to Section 7, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party or their respective officers, directors, stockholders, or affiliates; provided, that, such termination shall not relieve any party from liability for breach of its representations or warranties or covenants hereunder.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement (including the recitals, annexes, exhibits and schedules hereto), the Certificate of Designations and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their controlled Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents, the Certificate of Designations and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer (nor any officer, director, employee, attorney, agent, representative or other person acting on their behalf) makes any representation, warranty, covenant or undertaking with respect to such matters and each of Buyer and the Company expressly agree that they are not relying on any representation or warranty other than the representations and warranties of Buyer and the Company expressly set forth herein or in the other Transaction Documents and no person, other than the parties hereto, shall have any liability to such party or any of its affiliates with respect to the transactions contemplated hereby. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each of the Buyers, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:

YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Telephone:	(913) 696-6100
Facsimile:	(913) 696-6116
Attention:	Michelle A. Friel Executive Vice President, General Counsel and Secretary

With a copy to (for information purposes only):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Telephone:	(312) 862-2232
Facsimile:	(312) 862-2200
Attention:	Dennis M. Myers, P.C.

If to a Buyer:

To its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth in Column (5) of the Schedule of Buyers.

or to such other address, facsimile number and/or email address to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares pursuant to this Agreement. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Shares. A Buyer may assign some or all of its rights hereunder to an affiliate of or fund managed or advised by such Buyer without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person; provided that to the extent that this Agreement contains a covenant or agreement of a party hereto with respect to a limitation on claims against or liability of a third-party hereunder (including any officer, director, employee, affiliate, attorney, or other representative of any party) with respect to the transactions contemplated hereby, such covenant or agreement may be enforced by such third-party.

(i) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Section 4, shall survive the Closing and the delivery of the Shares and shall terminate as to each Buyer once such Buyer ceases to own any Shares; provided, however, that no termination of this Agreement pursuant to Section 7 shall relieve any Party of liability for a breach of any provision of this Agreement occurring before such termination. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Certificate of Designations and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Certificate of Designations, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents, attorneys or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), and each person who controls any such Buyer (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling person (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Certificate of Designations, or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting (x) from the execution, delivery, performance or enforcement of the Transaction Documents, the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, (y) from any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares, or (z) solely from the status of such Buyer or holder of the Shares as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(k) shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Shares shall have all rights and remedies set forth in the Transaction Documents, the Certificate of Designations and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe or discharge any or all of its obligations under the Transaction Documents and the Certificate of Designations, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case, including specific performance, without the necessity of proving actual damages and without posting a bond or other security, and that the Company shall pay or reimburse the Buyers for all costs and expenses, including reasonable attorneys’ fees, incurred by the Buyers (or their agents or representatives) in connection therewith. The Company further acknowledges and agrees that the terms and conditions of this Section 8(m) are a material inducement to the Buyers’ agreement to enter into this Agreement and the other Transaction Documents.

(n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents and the Certificate of Designations, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and each Buyer has caused its respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

YRC WORLDWIDE INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and each Buyer has caused its respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

[ ]

By: [ ]

By:
Name:
Title:

By:
Name:
Title: